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                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

         This is an amendment (the "Amendment") made as of December 9, 2003, to the Employment Agreement (the "Agreement") originally made as of July, 7, 2003, by and between NeighborCare, Inc. (then known as Genesis Health Ventures, Inc.), a Pennsylvania corporation (the "Company"), and JOHN ARLOTTA ("Executive").

         Section 10.2 of the Agreement is amended and restated in its entirety as follows:

                  10.2 Competitive Conduct. During the Term hereof and for a period of two (2) years following the Executive's termination of employment for any reason, the Executive shall not, except with the Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

                           (a) Solicit any Person with whom Executive had substantial contact or about whom Executive acquired confidential information during Executive's employment with the Company in any manner which interferes or might interfere with such Person's relationship with the Company, or in an effort to obtain such Person as a customer, supplier, salesman, agent, or representative of any business in competition with the Company.

                           (b) Solicit the employment of or hire, whether as an employee, officer, director, agent, consultant or independent contractor, any person who is, or was at any time during the twelve
         (12) month period preceding the termination of the Executive's employment through the expiration of this covenant, an employee, consultant, officer or director of the Company or any of its subsidiaries and affiliates (except for such employment by the Company or any of its subsidiaries and affiliates);

                           (c) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership (other than as the owner of less than one percent (1%) of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with the Company anywhere in the United States or act or conduct himself in any manner which the Executive would have reason to believe inimical or contrary to the best interests of the Company. Executive acknowledges that this nationwide restriction is reasonable and necessary because Executive's responsibilities include strategies for geographic expansion throughout the United States. Executive acknowledges that the provisions contained in this section will not impair Executive's ability to earn a livelihood because Executive has the ability to engage in other professional activities that will not breach these provisions.

         Section 14 of the Agreement is amended and restated in its entirety as follows:




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         14. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

     To Executive at:                         To the Company at:

     c/o Richard S. Marcus                    NeighborCare, Inc.
     Godfrey & Kahn, S.C.                     Seven East Lee Street
     780 N. Water Street                      Baltimore, MD 21202
     Milwaukee, Wisconsin  53202              Attention: Law Department

     with a copy:                             And with a copy to:

     Debra Sadow Koenig                       The Chairman of the Compensation
     Godfrey & Kahn, S.C.                     Committee
     780 N. Water Street
     Milwaukee, Wisconsin  53202



         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and Executive has signed this Agreement, all as of the day and year first above written.

                                 NEIGHBORCARE, INC.

                                 By: /s/ John F. Gaither, Jr.
                                     --------------------------------
                                 Name:    John F. Gaither, Jr.
                                 Title:   Senior Vice President, General Counsel
                                          and Corporate Secretary

                                 /s/ John Arlotta
                                 ------------------------------------
                                 John Arlotta

Confirmed for the
Board of Directors



By: /s/ James Dondero
    ------------------------


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